SECOND AMENDMENT AGREEMENT


      THIS SECOND AMENDMENT AGREEMENT (as amended from time to time, this "Second Amendment Agreement"), dated as of August 29, 2002 among GRAND SUMMIT RESORT PROPERTIES, INC., a Maine corporation, (herein referred to as "GSRP") and TEXTRON FINANCIAL CORPORATION, a Delaware corporation (herein referred to as "TFC").

                              W I T N E S S E T H:

A. WHEREAS, GSRP and TFC entered into that certain Statement of Intention and Special Additional Financing Agreement dated July 25, 2000 (as amended to but excluding the date hereof, the "Existing SOI" and, as amended hereunder, "Amended SOI"), pursuant to which TFC agreed to make subordinated loans to GSRP in accordance with the terms of the Existing SOI;

B. WHEREAS, capitalized terms used herein shall have the meanings ascribed to the same in the Existing SOI and in Section 1 of that certain Sixth Amendment Agreement (the "Sixth Amendment Agreement"), dated as of August 29, 2002, among GSRP, TFC, as lender and Administrative Agent, and the other lenders that are parties to that certain Loan and Security Agreement, dated as of September 28, 1998, among GSRP, TFC, as lender and administrative agent, and said other lenders (as amended to the date here of, the "Existing LSA" and, after giving effect to the Sixth Amendment Agreement, the "Amended LSA"); and

C. WHEREAS, the parties to the Existing SOI have agreed to certain amendments to the Existing SOI, as described and set forth below, which amendments are intended to be coordinated with the Sixth Amendment Agreement and to also provide additional funding for GSRP under the Amended SOI (in accordance with the terms and conditions hereinafter set forth);

      NOW, THEREFORE, in consideration of TFC's and GSRP's agreements hereunder, and in consideration of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, TFC and GSRP hereby agree as follows:

      1. Sixth Amendment Agreement. TFC hereby consents to and approves the Sixth Amendment Agreement and to all actions provided to be taken therein (subject to the terms and conditions thereof) with respect to GSRP, the Administrative Agent and the lenders that are parties thereto.

      2. Definition of Existing LSA. The "Existing LSA," as such term is defined in Section 1(a) of the Existing SOI shall be deemed to mean and include the "Amended LSA," as defined herein.

      3.    1997 Projects and Release Prices. The release prices referred to in
Section 1(c) of the Existing SOI in respect of the 1997 Projects and in respect of the Canyons Project and the Steamboat Project are as set forth in the Amended LSA.

      4. Steamboat Project. TFC and GSRP acknowledge and agree, with respect to Section 1(e), (f) and (g) of the Existing SOI, that all construction in respect of the Steamboat Project is completed (apart from the required improvements to Mount Werner Circle) and that all Commitments under the Existing LSA and the Existing SOI have been ended or expired or otherwise terminated and that the outstanding principal amount of the Loan (other than the Subordinated Loan Tranche Obligations) as of the date hereof is $36,554,705.

      5. Section 1(i) of the Existing SOI. Section 1(i) of the Existing SOI is hereby amended and restated in its entirety as follows:

            (i) Special Financing being provided by this Statement of Intention and Agreement. TFC, in its individual capacity as a Steamboat Construction Project Advance Lender and not as Administrative Agent (TFC, as the advancing lender of the facility hereinafter described in this paragraph 1(i) is referred to herein as the "Special Subordinated Lender"), is prepared to make, subject to the terms and conditions hereinafter set forth, available to GSRP in conjunction with the Amended LSA a special subordinated loan facility up to a maximum principal amount of $10,000,000 (the "Subordinated Loan Tranche") for the sole purpose, prior to the Second Amendment Effective Date, of financing the Construction Costs necessary to complete all construction of the Steamboat Project in accordance with the supplemented Plans for such Project (the "Supplemented Plans"), which shall reflect the originally approved Plans for the Steamboat Project and such modifications thereto as are described on Attachment 2 hereto (the "Steamboat Plan Modifications"), and, on and after the Second Amendment Effective Date, of providing certain nonconstruction cost financing, inclusive of the Mount Werner Circle improvement costs and up to $45,000 in previously incurred construction costs, for GSRP in respect of costs and expenses of GSRP set forth in the Operating Cash Flow Budget submitted to TFC on an annual basis, as provided for in the Amended LSA, and in the Schedule of Expenses submitted to TFC on a monthly basis, as provided for in the Amended LSA ("Nonconstruction Costs"). All Construction Costs for the Steamboat Project have been paid for prior to the Second Amendment Agreement Effective Date and this facility shall be exclusively used to fund, on and after the Second Amendment Effective Date, Nonconstruction Costs.

      6. Section 1(j) of the Existing SOI. Section 1(j) of the Existing SOI is hereby amended and restated in its entirety as follows:

            (j) Attachments. The Subordinated Loan Tranche is to be evidenced by an amendment attachment, substantially in the form of Attachment 4 hereto (as the same may be further amended), to be executed by GSRP and attached to the Steamboat Construction Project Note of TFC. Advances in respect of the Subordinated Loan Tranche ("Subordinated Loan Tranche Advances") would be deemed by GSRP and TFC to be Steamboat Construction Project Advances under the Existing LSA and would be secured by all of the Collateral (including, without limitation, the Steamboat Assignment of Architect's Contract, the Steamboat Assignment of Contracts, the Steamboat Assignment of Construction Contract, the Steamboat Assignment of Rents, the Steamboat Assignment of Declarant's Rights, the Steamboat Assignment of Property-Related Contracts, the Steamboat Assignment of Rents, the Steamboat Blanket Mortgage, the Canyons Assignment of Architect's Contract, the Canyons Assignment of Contracts, the Canyons Assignment of Construction Contract, the Canyons Assignment of Rents, the Canyons Assignment of Declarant's Rights, the Canyons Assignment of Property-Related Contracts, the Canyons Assignment of Rents, and the Canyons Blanket Mortgage), provided that:

                  (i) the Subordinated Loan Tranche and all Subordinated Loan
            Tranche Advances made thereunder by TFC, as the Special Subordinated Lender, would not count as, or be construed as being a part of, Steamboat Construction Project Advance Commitments or any other Commitments (the undertaking of TFC, as the Special Subordinated Lender, to make Subordinated Loan Tranche Advances to GSRP being evidenced solely by this Statement of Intention and Agreement on the terms and conditions hereinafter set forth),

                  (ii) the Subordinated Loan Tranche would not be counted as, or be a part of, Steamboat Loan Exposure or other Loan Exposure under the Existing LSA,

                  (iii) TFC, as the Special Subordinated Lender, would not be counted as, or be a part of, the Steamboat Construction Project Required Lenders or any other Project Required Lenders and would not otherwise be counted as or vote as a Lender under the Amended LSA solely in its capacity as the Special Subordinated Lender hereunder, provided, however, the Special Subordinated Lender shall have the right and power to direct the Administrative Agent as the Special Subordinated Lender after the Senior Obligations (as such term is hereinafter defined) are paid in full and for so long as the Subordinated Loan Tranche Obligations are outstanding,

                  (iv) Except as set forth in Section 8 of the Sixth Amendment
            Agreement with respect to cash payment of interest hereunder (which shall rank pari passu with the payment of interest in respect of the Steamboat Loan), the Subordinated Loan Tranche and all Collateral securing the same is and shall be junior and subordinate to (A) the payment of all Loans and other Obligations under the Existing LSA (excluding therefrom the Subordinated Loan Tranche Obligations and the Percentage Sales Fees; such Loans and Obligations subject to such exclusions are referred to herein, collectively, as the "Senior Obligations") and (B) the Liens securing the same in the Collateral; it is the intention of GSRP and TFC, as the Special Subordinated Lender, that the rights of the Lenders under the Existing LSA shall not be impaired or prejudiced in any way by this Statement of Intention and Agreement and it is further the view of GSRP and TFC, as the Special Subordinated Lender, that the availability of the Subordinated Loan Tranche is essential to the completion of the construction of the Steamboat Project, the repayment of the Steamboat Loan and the continued performance by GSRP of all of its other undertakings and agreements in the Amended LSA and, accordingly, directly benefits the Lenders under the Amended LSA, and

                  (v) GSRP will collaterally assign to the Special Subordinated
            Lender (pursuant to an assignment substantially in the form of Attachment 5 hereto as the same may be amended from time to time) all of its right, title and interest in and to the "Free and Clear Proceeds" described in Paragraph 2(b)(iii)(6) below and GSRP shall authorizes the Administrative Agent to pay such amounts to the Special Subordinated Lender as provided for in said Paragraph. Until all Senior Obligations under the Existing LSA have been paid in full, no proceeds of the Collateral shall be used to repay outstanding principal or deferred interest in respect of the Subordinated Loan Tranche Advances as provided for in paragraph 1(k) hereof; however, to the extent provided for in Section 8 of the Sixth Amendment Agreement, proceeds of Collateral otherwise payable to the Lenders in respect of the Steamboat Project under the Amended LSA shall also be used to pay the "cash interest" due and payable to TFC under Paragraph 1(k) hereof (said cash portion being 10% per annum of the therein stated, fixed rate of interest of 20% per annum), with such cash being paid to TFC hereunder, as the Special Subordinated Lender, at the same time as interest is being paid to TFC, as a Lender to the Steamboat Project under the Amended LSA (with respect to any monthly interest payment due hereunder, the "Cash Interest Payment").

      6. Section 1(k) of the Existing SOI. Section 1(k) of the Existing SOI is hereby amended and restated in its entirety as follows:

            (k) Term Summary. In consideration of TFC's

                  (i) making the Subordinated Loan Tranche available to the
            GSRP,

                  (ii) not requiring the application of the Steamboat
            Construction Project Advances Maturity Date to the Subordinated Loan Tranche but rather establishing a separate maturity date with respect thereto of September 30, 2004 (the "Subordinated Loan Tranche Maturity Date"); it being the intention of the parties hereto that the outstanding principal balance of the Subordinated Loan Tranche shall be payable (other than on said maturity date or in the instance of an acceleration of the Subordinated Loan Tranche Obligations, as hereinafter defined) only in connection with the receipt by GSRP of "Free and Clear Proceeds" referred to below in Paragraph 2(b)(iii)(6),

                  (iii) making such Subordinated Loan Tranche junior and
            subordinate to the Loans under the Existing LSA, as provided in Paragraph 2(b)(i) hereof,

                  (iv) not requiring the application of the Default Rate to the
            Subordinated Loan Tranche,

                  (v) providing for the deferral of interest payments and

                  (vi) allowing the voluntary prepayment of the Subordinated
            Loan Tranche Advances, in whole (but not in part) at any time, at the sole election of GSRP, and without prepayment or premium of any kind other than the Final Payment Fee and the Sixth Amendment Fees owing to the Special Subordinated Lender and its affiliates together with all other Subordinated Loan Tranche Obligations (upon the prepayment in full of the Subordinated Loan Tranche Advances, no further Subordinated Loan Tranche Advances shall be obtainable hereunder),

                  GSRP agrees, as more particularly set forth below,

                  (A) to pay interest on the principal balance of the
            Subordinated Loan Tranche from time to time outstanding at a rate of interest of twenty percent (20%) per annum, payable monthly in arrears on the 10th day of the month following the month for which such interest accrued (or, if such day is not a Business Day, on the first Business Day thereafter), provided that only 50% of the amount of such interest accrued in respect of any month shall be due and payable in cash on such 10th day and the other 50% of such amount of such interest shall automatically be deferred (without the accrual of any further interest thereon) until the Final Payment Date (as defined in subclause (B) immediately below), if no Default or Event of Default under the Existing LSA or default or event of default hereunder shall exist, except that such deferral shall nonetheless still occur notwithstanding the existence of such a Default or Event of Default or such default hereunder if the Senior Obligations shall have not been paid in full; on the Final Payment Date such deferred amount (together with all other deferred amounts of interest hereunder) and all other accrued and unpaid interest shall become due and payable and,

                  (B) to pay the Special Subordinated Lender

                              (1) in installments as provided in Paragraph
                        2(b)(iii)(3) hereof, a fee of $1,000,000 or such lesser amount as may be required by Paragraph 6(a) hereof (the "Syndication Fee") and

                              (2) in one lump sum a final payment fee (the
                        "Final Fee"), which shall be payable on the earlier of the Subordinated Loan Tranche Maturity Date or the date on which all principal of the Subordinated Loan Tranche is fully paid (such date is referred to herein as the "Final Payment Date"), equal to the sum of the Final Fee Component Amounts for each of the Subordinated Loan Tranche Advances, where a "Final Fee Component Amount" for a Subordinated Loan Tranche Advance shall equal the difference between the original outstanding principal amount of such Subordinated Loan Tranche Advance minus the discounted net present value of each payment of interest and principal in respect of such Subordinated Loan Tranche Advance determined in accordance with customary financial practice by using a discount period of one month and a monthly interest rate equal to 2.083333% (or such lesser rate as may be required by Paragraph 6(a) hereof) and by discounting each such payment of principal and interest from the date on which such payment was made to the date when such Subordinated Loan Tranche Advance was originally extended by the Special Subordinated Lender (for purposes of determining interest to be discounted in respect of any Subordinated Loan Tranche Advance, only the interest payments accruing at 20% per annum thereon shall be included therein and such interest payments shall be deemed paid on the dates on which they are actually paid in cash and any of such interest payments that are deferred, in accordance with the terms hereof, to the Final Payment Date shall be deemed, for purposes of this determination, to have been paid in cash on the First Amendment Effective Date; any other cash payments made in respect of the principal amount of any outstanding Subordinated Loan Tranche Advance made after the First Amendment Effective Date shall be deemed to have been made on the First Amendment Effective Date for purposes of calculating the Final Fee Component Amount in respect of such Subordinated Loan Tranche Advance); no interest shall accrue on the unpaid portion of the Final Fee;

                  (C) Pursuant to the Second Amendment Agreement, the Subordinated Lender eliminated the "Participation/Syndication Costs" and "Steamboat/Canyons Construction Loan
                  Participation/Syndication Costs," under, and as defined in, the First Amendment Agreement.

      7. Section 1(l) of the Existing SOI. Section 1(l) of the Existing SOI is hereby amended and restated in its entirety as follows:

                        (l) Conditions for Subordinated Loan Tranche Advances;
            Waiver of Reserve. The Subordinated Loan Tranche shall be available, subject to the satisfaction of the conditions precedent applicable to a withdrawal request in respect of Excess Projects' Cash Proceeds under the Sixth Amendment Agreement and the other conditions precedent set forth below in this Statement of Intention and Amendment, in multiple Subordinated Loan Tranche Advances. The proceeds of such Advances shall be used to pay for Noncontruction Costs in the applicable Schedule of Expenses; any repayment of principal of any Subordinated Loan Tranche Advance shall not be available to be reborrowed hereunder. The Special Subordinated Lender hereby waives any requirement of a Reserve as otherwise required under the Existing SOI.

      8. Section 2(a) of the Existing SOI. Section 2(a) of the Existing SOI is amended and restated in its entirety as follows:

            Subject to the satisfaction of all conditions precedent to any withdrawal request by GSRP under Section 6 of the Sixth Amendment Agreement and subject to the other conditions precedent set forth in Paragraph 3 hereof, the Special Subordinated Lender agrees to make Subordinated Loan Tranche Advances to GSRP from the date hereof to and including February 28, 2003 (x) in an aggregate principal amount at any one time outstanding not to exceed $10,000,000, (y) with respect to Subordinated Loan Tranche Advances made on or after the Second Amendment Effective Date, in an aggregate principal amount at any one time outstanding not to exceed for the period on or prior to October 31, 2002, $3,800,000 (less the Inventory Holding Cost Reserve) and for the period after October 31, 2002 and on or prior to February 28, 2003, $4,490,932 (less the Inventory Holding Cost Reserve)(the dollar amount limits for any of the foregoing periods are in respect of the aggregate amount of Subordinated Loan Tranche Advances made at any time on or after the Second Amendment Effective
            Date) , and (z) in an aggregate principal amount that, when aggregated with the outstanding principal amount of the Senior Obligations owing to the Special Subordinated Lender, does not exceed $46,554,705 at any time. Each Subordinated Loan Tranche Advance shall be a part of the Subordinated Loan Tranche and the Subordinated Loan Tranche shall be deemed to be a part of the credit extended to GSRP under the Steamboat Loan by the Special Subordinated Lender (as a Steamboat Construction Project Advance Lender) pursuant to the Existing LSA, and GSRP shall execute and deliver to the Special Subordinated Lender an amendment attachment (substantially in the form of Attachment 4 hereto, as amended from time to time) to its Steamboat Note (to be affixed thereto by the Special Subordinated Lender) to evidence such Subordinated Loan Tranche and each Subordinated Loan Tranche Advance to be made thereunder, provided that

                        (a) Limitations of Subordinated Loan Tranche Advances --
                  no principal advanced by the Special Subordinated Lender in respect of the Subordinated Loan Tranche shall

                            (i)    qualify as Steamboat Loan Exposure,

                            (ii) count as Steamboat Construction Project Advance Commitments,

                            (iii) be included in any determination as to whether the Steamboat Loan or the Steamboat Project Construction Advances have, in the aggregate, exceeded the Steamboat Construction Project Borrowing Base,

                            (iv) entitle the Special Subordinated Lender to vote any principal amount or other amounts outstanding in respect of the Subordinated Loan Tranche for any purpose under the Existing LSA (unless all of the Senior Obligations under the Existing LSA have been fully and finally paid),

                            (v) enable the Special Subordinated Lender, as such, to claim the status as being one of the Steamboat Required Lenders, one of the Required Parties or the right to vote on any issue requiring unanimous consent of all Lenders or Steamboat Construction Project Lenders under the Existing LSA (unless all of the Senior Obligations under the Existing LSA have fully and finally been paid),

                            (vi) claim any fees or rights to be reimbursed for any costs and expenses as a Steamboat Lender or a Lender under the Existing LSA (unless all of the Senior Obligations under the Existing LSA have fully and finally been paid),

                            (vii) enable the Special Subordinated Lender to be able to claim a share of the Collateral or any proceeds in respect thereof except as it otherwise would be entitled to claim as a Lender or the Administrative Agent under the Existing LSA or as set forth in Paragraph 2(b)(ii), Paragraph 2(b)(iii)(6) or Paragraph 2(b)(iii)(8) below or as otherwise allowed under Section 8 of the Sixth Amendment Agreement, or

                            (viii) cause the outstanding principal balance of
                        the Loans (including the outstanding principal balance of the Subordinated Loan Tranche) to exceed the Maximum Outstanding Loan Limit under the Amended LSA.

            "Inventory Holding Cost Reserve" means $2,500,000, provided that on and after the date on which the Special Subordinated Lender shall have extended a Subordinated Loan Tranche Advance to GSRP in respect of inventory holding costs for unsold Quartershare Interests held by GSRP, $0. The Special Subordinated Lender may, in its sole discretion, determine at any time that the "Inventory Holding Cost Reserve" shall be deemed to be $0.

      9. Section 2(b) of the Existing SOI. Section 2(b) of the Existing SOI is amended and restated in its entirety as follows:

                        (b) Certain Terms Applicable to Subordinated Loan
                  Tranche Advances --subject to the limitations and restrictions set forth in subclause (a) above and in this subclause (b),

                            (i) the principal, interest, fees (including the
                        Syndication Fee) and other costs and expenses incurred in connection with the Subordinated Loan Tranche (collectively, the "Subordinated Loan Tranche Obligations") are intended to be and qualify as Steamboat Obligations, to be secured by all of the Collateral (including, without limitation, the Steamboat Assignment of Architect's Contract, the Steamboat Assignment of Contracts, the Steamboat Assignment of Construction Contract, the Steamboat Assignment of Rents, the Steamboat Assignment of Declarant's Rights, the Steamboat Assignment of Property-Related Contracts, the Steamboat Assignment of Rents, the Steamboat Blanket Mortgage, the Canyons Assignment of Architect's Contract, the Canyons Assignment of Contracts, the Canyons Assignment of Construction Contract, the Canyons Assignment of Rents, the Canyons Assignment of Declarant's Rights, the Canyons Assignment of Property-Related Contracts, the Canyons Assignment of Rents, and the Canyons Blanket Mortgage), to be evidenced by the Steamboat Note of the Special Subordinated Lender pursuant to an amendment attachment to be affixed thereto (as set forth in Attachment 4 hereto as amended from time to time) and to be junior and subordinate in payment to the Senior Obligations (except as provided for in Section 8 of the Sixth Amendment Agreement regarding Cash Interest Payments) and in Lien to the Liens in and to the Collateral securing such Senior Obligations, as more particularly provided for in Attachment 6 hereto;

                            (ii) the Administrative Agent shall act on behalf
                        of the Special Subordinated Lender, to the same extent as it would act under the Existing LSA as Administrative Agent, for purposes of securing, perfecting, asserting, and/or enforcing Liens and security interests in and to the Collateral as security for the Subordinated Loan Tranche Obligations (except that the Special Subordinated Lender shall have no right to instruct the Administrative Agent or to participate in any instructions being given to the Administrative Agent unless and until all of the Senior Obligations under the Existing LSA have fully and finally been paid; for the avoidance of doubt and subject to the terms and provisions of Paragraph 2(b)(i) hereof, GSRP hereby grants to the Administrative Agent on behalf of the Special Subordinated Lender a security interest and Lien in and to the Collateral to secure the payment and/or performance of all of the Subordinated Loan Tranche Obligations;

                            (iii) the Subordinated Loan Tranche Obligations
                        shall be, and be deemed to be, part of the, Steamboat Obligations, except that

                                  (1) the rate of interest payable in respect
                            thereof, the amount of fees payable thereon
                            (including, without limitation, the Syndication Fee and the Final Payment Fee) and all other Subordinated Loan Tranche Obligations shall be payable only to the Special Subordinated Lender in accordance with the terms hereof and out of Free and Clear Proceeds,

                                  (2) the Subordinated Loan Tranche Advances and
                            the Subordinated Loan Tranche Obligations shall mature on the Subordinated Loan Tranche Maturity Date, provided that, in any case, the Subordinated Loan Tranche Obligations shall be subject to acceleration as set forth in the last paragraph of Paragraph 2(b)(iii)(7) hereof,

                                  (3) subject to Paragraph 2(b)(i) hereof, (aa)
                            GSRP shall pay to the Special Subordinated Lender the Syndication Fee in installments, each such installment being payable whenever after October 1, 2000 Free and Clear Proceeds (as defined in the Existing SOI without giving effect to the Second Amendment Agreement) are available, with each such installment being in an amount equal to 30% of the amount of such Free and Clear Proceeds; if the full Syndication Fee shall have not been paid on or prior to December 31, 2000, it shall become due and payable in full on such date; the Special Subordinated Lender and GSRP acknowledge that the Syndication Fee has been paid in full, and (bb) GSRP shall pay to the Special Subordinated Lender on the Final Payment Date the Final Payment Fee, as determined in respect of such Final Payment Date as calculated pursuant to Paragraph 1(k)(B) hereof,

                                  (4) Intentionally Omitted;

                                  (5) as additional consideration for the fees
                            and rate of interest set forth above, the Special Subordinated Lender agrees that no Default Rate of interest shall be applicable to the Subordinated Loan Tranche Obligations;

                                  (6) the following proceeds of Collateral or
                            payments from GSRP shall be designated as "Free and Clear Proceeds" and shall be applied to the payment of the Subordinated Loan Tranche Obligations: (aa) while the Senior Obligations are still outstanding, any payments of the Cash Interest Payment provided for hereunder and as otherwise permitted to be paid to Special Subordinated Lender under Section 8 of the Sixth Amendment Agreement, (bb) after the Senior Obligations have been paid in full and for so long as no Default or Event of Default exists, all Obligation-Servicing Projects' Cash Proceeds, all payments under Section 2.5(c)(iii) of the Existing LSA, all payments under Section 3.5 of the Existing LSA and all payments under Section 3.6 of the Existing LSA and (cc) after the Senior Obligations shall have been paid in full and for so long as a Default or Event of Default exists, all Projects' Cash Proceeds. Sections 4, 5, and 6 of the Sixth Amendment Agreement shall remain in effect and shall function hereunder after the Senior Obligations have been paid in full and for so long as any of the Subordinated Loan Tranche Obligations shall have not been fully and finally paid. Free and Clear Proceeds shall be applied to the Subordinated Loan Tranche Obligations as follows:

                                        first, for so long as Senior Obligations
                                  are outstanding and with respect to any Cash
                                  Interest Payment provided for hereunder and as otherwise permitted to be paid to the Special Subordinated Lender under Section 8 of the Sixth Amendment Agreement, the portion of such Free and Clear Proceeds consisting of such Cash Interest Payment shall be used to pay such Cash Interest Payment;


                                        second, after the Senior Obligations
                                  have been paid in full, in the following order:

                                              -- first, towards the costs and
                                        expenses incurred by the Special
                                        Subordinated Lender under this Statement of Intention and Agreement, including, without limitation, any Loan Costs in respect of the Subordinated Loan Tranche and all other fees, costs and expenses set forth in Paragraph 6(c) hereof;

                                              -- second, towards the accrued and
                                        unpaid interest on the Subordinated Loan
                                        Tranche Advances (other than the portion thereof that shall have been deferred to the Final Payment Date);

                                              -- third, towards the then-
                                        outstanding principal amount of the
                                        Subordinated Loan Tranche Advances,
                                        and

                                              -- fourth, any other Subordinated
                                        Loan Tranche Obligations.


                  For the avoidance of doubt and for so long as the Subordinated Loan Tranche Obligations are outstanding, GSRP's only right to obtain cash in respect of the Collateral shall be in respect of Excess Projects' Cash Proceeds under, and pursuant to,
                  Section 6 of the Sixth Amendment Agreement. At such time as the Subordinated Loan Tranche Obligations have been fully and finally paid, the Special Subordinated Lender shall have no further rights in and to the Free and Clear Proceeds. For the further avoidance of doubt, after the full and final payment of the Subordinated Loan Tranche Obligations, GSRP shall still be obligated to Textron Financial Corporation, as a Lender under the Amended LSA, to pay the Percentage Sales Fee under the Amended LSA.

                        (7) the following shall be additional Events of Default
                  applicable to just the Subordinated Loan Tranche:

                              (i) the failure by GSRP to comply with any of its
                        undertakings in the Colorado First/PCL Promissory Note and/or in the Colorado First/PCL Deed of Trust (including, without limitation, the failure to pay in full all obligations in respect of the Colorado First/PCL Promissory Note on the stated maturity date thereof).

                  The Subordinated Loan Tranche Obligations may, at the option of the Special Subordinated Lender, be declared immediately due and payable by the Special Subordinated Lender, with or without written notice or demand to GSRP, upon the occurrence of any Event of Default under the Amended LSA or the above-listed additional Event of Default and such Subordinated Loan Tranche Obligations (together with the Syndication Fee and the Final Payment Fee and all deferred and unpaid interest) shall immediately become due and payable and, in connection therewith, all obligations of the Special Subordinated Lender to make Subordinated Loan Tranche Advances hereunder shall terminate. The Final Payment Fee shall be determined as of the date of the aforesaid acceleration as if all Subordinated Loan Tranche Advances had then been paid in full and, if said Fee is not paid on such date, it shall bear interest hereunder at a rate per annum of 20% (subject to Paragraph 6(a) hereof).

                        (8) after the full and final repayment of all Senior
                  Obligations, the Special Subordinated Lender shall have the full right, in accordance with the terms hereof and of the Amended LSA, to instruct the Administrative Agent to foreclose on all or any of the Collateral and to apply all proceeds from all Collateral to the Subordinated Loan Tranche Obligations as follows:

                              first, towards the costs and expenses incurred by
                        the Special Subordinated Lender under this Statement of Intention and Agreement, including, without limitation, any Loan Costs in respect of the Subordinated Loan Tranche and all other fees, costs and expenses set forth in Paragraph 6(c) hereof;

                              second, towards the accrued and unpaid interest on
                        the Subordinated Loan Tranche Advances;

                              third, towards the then-outstanding principal
                        amount of the Subordinated Loan Tranche Advances,

                              fourth, to the payment of the Final Payment Fee
                        and the Syndication Fee, and

                              sixth, to any other Subordinated Loan Tranche
                        Obligations.

                  The aforesaid right shall not be prejudiced or impaired by any Percentage Sales Fee that remains unpaid.


      10. Section 3 of the Existing SOI. Section 3 of the Existing SOI is amended and restated in its entirety as follows:

            3. CONDITIONS TO MAKING OF SUBORDINATED LOAN TRANCHE ADVANCES.

            The conditions precedent set forth in Section 6 of the Sixth Amendment Agreement shall apply to the making of Subordinated Loan Tranche Advances except that references therein to a "withdrawal request" or similar language shall be deemed references to a request for a Subordinated Loan Tranche Advance; to the extent that such conditions are inconsistent with any one or more of the conditions set forth below, the conditions set forth below shall govern; and each of the conditions set forth below shall also be applicable to the making of Subordinated Loan Tranche Advances:

            (a) Title Insurance Endorsement. GSRP shall have delivered to the Administrative Agent title insurance endorsements to the Title Insurance Policy {Blanket} in respect of such Subordinated Loan Tranche Advance and each of the Canyons Project and the Steamboat Project in form and substance reasonably satisfactory to the Administrative Agent.

            (b) Sufficiency -- no Subordinated Loan Tranche Advance shall be made if the proceeds thereof together with the proceeds of any Excess Projects' Cash Proceeds to be released under Section 6 of the Sixth Amendment Agreement at the same time as the making of such Subordinated Loan Tranche Advance are insufficient to fully pay the expenses set forth on the applicable Schedule of Expenses; GSRP shall coordinate its requests for Subordinated Loan Tranche Advances and its withdrawal requests for Excess Projects' Cash Proceeds to the reasonable satisfaction of the Special Subordinated Lender;

            (c) Defaults -- no Subordinated Loan Tranche Advance shall be made if a Default or Event of Default exists under the Existing LSA or a default or event of default exists under this Statement of Intention and Agreement or, unless waived by the Special Subordinated Lender, the sixty
      (60) day period referred to in Section 12 of the Second Amendment Agreement shall have commenced and not have expired;

            (d) Limits-- no Subordinated Loan Tranche Advance shall be made if the dollar limits under Paragraph 2 hereof would be exceeded after giving effect to such Advance;

            (e) Representations - the warranties and representations contained in this Statement of Intention and Agreement and in the Amended LSA shall be true in all material respects as of date of the making of such Subordinated Loan Tranche Advance;

            (f) Other Actions - All actions taken in connection with such Subordinated Loan Tranche Advance shall be reasonably satisfactory to the Special Subordinated Lender and its counsel and no event or circumstance shall have occurred which, in the reasonable opinion of the Special Subordinated Lender, is reasonably likely to have a material adverse effect on GSRP, any of the Projects or the ability of GSRP to pay in full the Subordinated Loan Tranche Obligations; and

            (g) Inventory Holding Costs - Unless this subclause (g) shall have been waived by the Special Subordinated Lender, no Subordinated Loan Tranche Advance shall be requested by GSRP or may be made hereunder if the proceeds thereof are to be used for the purpose of paying inventory holding costs of unsold Quartershare Interests (including, without limitation, real property taxes and assessments in respect thereof) for so long as the now currently pending Fleet/ASCRP Loan Defaults/Acceleration under the Fleet/ASCRP Loan Documents have not been resolved to the reasonable satisfaction of the Subordinated Lender.

      11. Attachment 6. Attachment 6 of the Existing SOI is hereby amended and restated in its entirety as follows:

            (a) If a Default or Event of Default under the Amended LSA shall exist, no payment of any Subordinated Loan Tranche Obligation (other than Cash Interest Payments) shall be made for so long as any Obligation under the Amended LSA (other than Subordinated Loan Tranche Obligations and the Payment Sales Fees; such Obligations other than the Subordinated Loan Tranche Obligations and Payment Sales fee are referred to in this Attachment as the "Senior Obligations") shall be outstanding.

            (b) Intentionally Omitted.

            (c) To the extent that a Lien in and to the Collateral under the Amended LSA secures, in whole or part, a Subordinated Loan Tranche Obligation, such Lien (to the extent of such Subordinated Loan Tranche Obligation) shall be junior and subordinate to any Lien in such Collateral that secures a Senior Obligation, subject, in each case, to the cash proceeds of such Collateral being used to pay the Cash Interest Payments as provided for in Section 8 of the Sixth Amendment Agreement.

            (d) In the event of

                  (i) any insolvency or bankruptcy case or proceeding under the
            Federal Bankruptcy Code or any state bankruptcy or similar law, or any receivership, liquidation, arrangement, relief, reorganization or other similar case or proceeding in connection therewith, relative to the Borrower or to its assets, or

                  (ii) any liquidation, dissolution, reorganization, compromise, arrangement, adjustment, protection, composition, relief or other winding up of the Borrower or its debts, whether voluntary or involuntary and whether or not involving any insolvency or bankruptcy or any case or proceeding of any kind, or

                  (iii) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of the Borrower,


      then and after each such event the Senior Obligations shall be entitled to receive payment in full in cash of all amounts due or to become due thereon or in respect thereof before any payments are made in respect of the Subordinated Loan Tranche Obligations or any distribution of any kind or character (whether in cash, securities or other property) is made in respect of the Subordinated Loan Tranche Obligations (other than with respect to the Cash Interest Payments, which shall be pari passu with the rights of the Lenders in respect of the Steamboat Project to receive payments in respect of their Steamboat Obligations), and, to that end, it is hereby agreed that, after any such event, all payments or distributions (whether in cash, securities or other property) in respect of the Subordinated Loan Tranche Obligations (other than with respect to the Cash Interest Payments) shall be paid over or delivered for application to the Senior Obligations. The holders of the Subordinated Loan Tranche

      Obligations shall duly and promptly take such action as is reasonably necessary to file appropriate claims or proofs of claims in any such proceedings referred to in this clause and to execute and deliver such other instruments and take such other actions as may be reasonably necessary to prove or realize upon such claims and to have the proceeds of such claims paid as provided in this clause, and, in the event that the holders of Subordinated Loan Tranche Obligations shall not have made any such filing on or prior to the date 14 days before the expiration of the time for such filing or shall not have timely executed or delivered any such other instruments and taken such other actions, the holders of Senior Obligations are each hereby irrevocably authorized and empowered (but shall have no obligation) to, as the agent and attorney-in-fact for the holders of the Subordinated Loan Tranche Obligations for the specific and limited purpose set forth in this clause, file such proof of claim for or on behalf of such holders of Subordinated Loan Tranche Obligations, execute and deliver such other instruments for or on behalf of such holders and take such other action necessary under applicable law to collect any amounts due in respect of such claim in such proceeding.

            (e) In the event that, notwithstanding the provisions of this Attachment and in contravention thereof, the Borrower shall make, or the holders of Subordinated Loan Tranche Obligations shall receive or retain, any payment or distribution of the Borrower's assets of any kind or character, whether in cash, securities or other property, then and in such event such payment or distribution shall be received and held by such holder in trust for the benefit of the holders of the Senior Obligations and shall be paid over or delivered to such holders of Senior Obligations for application to the payment to the Senior Obligations, provided that nothing in this clause (e) shall apply to the Cash Interest Payments.

            (f) No right of any holder of Subordinated Loan Tranche Obligations to enforce its rights in respect of the Subordinated Loan Tranche Obligations shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of such holder, or by any non-compliance by GSRP with the terms, provisions and covenants of this Attachment, regardless of any knowledge thereof that such holder may have or be otherwise charged with. Nothing herein shall prohibit or prevent any holder of Subordinated Loan Tranche Obligations from enforcing any right or remedy hereunder or at law or equity in respect of Subordinated Loan Tranche Obligations (subject to the obligations hereunder of such holder to turn over the net proceeds therefrom to the holders of the Senior Obligations).


            (g) Without in any way limiting the generality of the foregoing paragraph, the holders of the Senior Obligations may, at any time and from time to time (without the consent of or notice to any holder of Subordinated Loan Tranche Obligations, without incurring responsibility to the holders of Subordinated Loan Tranche Obligations, without impairing or releasing the subordination provided in this Attachment and without releasing the obligations hereunder of GSRP or any such holder of Subordinated Loan Tranche Obligations), (1) amend or modify in any way or manner any payment, provision, document or covenant relating to the Senior Obligations (whether or not such payment, provision, document or covenant also relates to the Subordinated Loan Tranche Obligations), (2) sell, exchange, release or otherwise deal with any Property pledged, assigned or mortgaged to secure, or otherwise securing, the Senior Obligations, or any guarantee of the Senior Obligations (whether or not such property also relates to the Subordinated Loan Tranche Obligations); and (3) exercise or refrain from exercising any rights against GSRP, the Collateral under the Existing LSA and any other Person (whether or not such rights also relate to the Subordinated Loan Tranche Obligations), provided that nothing in this sentence shall authorize such holders to modify any rights that the Special Subordinated Lenders may have under Section 8 of the Sixth Amendment Agreement without its prior written consent. The Borrower and each other holder of Subordinated Loan Tranche Obligations waive any right to require the holders of the Senior Obligations to marshal any assets in favor of the holders of Subordinated Loan Tranche Obligations or against or in payment of any or all of the Senior Obligations.

            (h) No holder of Subordinated Loan Tranche Obligations shall be subrogated to the rights of any holder of Senior Obligations to receive payments and distributions of cash, securities or other property applicable to the Senior Obligations until all amounts payable for or on account of the Senior Obligations shall have been indefeasibly paid in full.

            (i) The provisions of this Attachment shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any Senior Obligations is rescinded or must otherwise be returned by the holders thereof upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made.

            (j) Each holder of Subordinated Loan Tranche Obligations, by its acceptance thereof, agrees to take such action as may be reasonably necessary or appropriate to effectuate, as among the holders of Senior Obligations, the holders of Subordinated Loan Tranche Obligations and the Borrower, the subordination provided in this Attachment.

            (k) The provisions of this Attachment may not be amended, modified or waived without the prior written consent of the holders of Senior Obligations. The provisions set forth in this Attachment constitute a continuing agreement and shall (A) be and remain in full force and effect at any time, and from time to time, during which any Senior Obligation shall remain outstanding, (B) be binding upon the Borrower and each holder of Subordinated Loan Tranche Obligations and their respective successors, transferees and assigns, and (C) inure to the benefit of, and be enforceable, in accordance with the terms hereof, directly by, the holders of Senior Obligations and their respective successors, transferees and assigns, against each holder of Subordinated Loan Tranche Obligations and the Borrower.

      12. Waiver. Upon this Second Amendment Agreement becoming effective on the Second Amendment Effective Date and subject to the proviso to this sentence, each Default and/or Event of Default existing on the Second Amendment Effective Date and arising from or otherwise in respect of (a) the default or defaults occurring or arising under or in respect of the Fleet/ASCRP Loan Documents prior to the Second Amendment Effective Date, (b) the acceleration of the loans under the Fleet/ASCRP Loan Documents that occurred prior to the Second Amendment Effective Date (such defaults under the Fleet/ASCRP Loan Documents and such acceleration of the loans thereunder are referred to herein as the "Fleet/ASCRP Loan Defaults/Acceleration") and/or (c) the obligations under the Colorado First/PCL Promissory Note not having been paid in full by May 17, 2002 are, in each case, hereby waived, provided that (i) if there shall be a material undertaking or action on the part of any one or more of the lenders or any agent on their behalf under the Fleet/ASCRP Loan Documents to enforce the same or any agreement or instrument thereunder or to realize upon any collateral therefor (other than in respect of that certain notice of default dated July 3, 2002 given to the Parent by the agent under the Fleet/ASCRP Loan Documents in respect of certain real property of the Parent located in Utah and that certain amended notice of default dated July 18, 2002 given to the Parent by the agent under the Fleet/ASCRP Loan Documents in respect of certain real property of the Parent located in Utah referred to in the aforesaid July 3, 2002 notice and certain additional real property of the Parent located in Utah), in each case in respect of the Fleet/ASCRP Loan Defaults/Acceleration, the Special Subordinated Lender, after the expiration of a period of sixty (60) days after the commencement of any such undertaking or action, may elect, in its sole and absolute discretion, to treat the Fleet/ASCRP Loan Defaults/Acceleration as having come immediately back into existence and the same shall immediately constitute an Event of Default under the Amended SOI upon written notice of such election being sent to GSRP by the Special Subordinated Lender or the Administrative Agent and (ii) if there shall be a material undertaking or action on the part of Colorado First/PCL to enforce the Colorado First/PCL Promissory Note, the Colorado First/PCL Deed of Trust or any of the other Colorado First/PCL Obligations, the Special Subordinated Lender may elect, in its sole and absolute discretion, to treat the default in respect of the obligations under the Colorado First/PCL Promissory Note not having been paid in full by May 17, 2002 (as provided for in the Existing SOI) as having come immediately back into existence and the same shall immediately constitute an Event of Default under the Amended SOI upon written notice of such election being sent to GSRP by the Special Subordinated Lender. No other Default or Event of Default (whether occurring prior to the date hereof or hereafter) shall be deemed waived, and the Special Subordinated Lender reserves all of its rights and remedies under the Amended LSA, the other Security Documents, the Amended SOI, at law and in equity with respect thereto.

      13. Representations and Warranties. GSRP hereby represents and warrants as of the date hereof as follows, which representations and warranties are hereby incorporated into and made part of the Amended SOI:

            13.1 Except as set forth in Schedule 1 hereto, each of the representations and warranties contained in Section 4 of the Existing SOI is true and correct as of the date hereof.

            13.2 Except with respect to the Permitted Exceptions and liens for taxes and association dues in respect of unsold Quartershare Interests at the Canyons Project and/or the Steamboat Project, all Liens granted to TFC under the Existing SOI and the other Security Documents are duly granted, valid, perfected and prior in right to all other Liens that now or hereafter may be granted to or held by any other Person.

            13.3 The execution and delivery of this Second Amendment Agreement, the Sixth Amendment Agreement, the Modification Documents and the other documents and instruments contemplated herein and in the Sixth Amendment Agreement, and compliance by GSRP with all of the provisions of this Second Amendment Agreement, the Existing SOI, as amended hereby, and each of the other documents set forth above are:

                  (i) within the corporate powers of GSRP;

                  (ii) valid and legal acts and will not conflict with, or
            result in any breach in any of the provisions of, or constitute a default under, or result in the creation of any Lien upon any Property of GSRP under the provisions of, any agreement, charter instrument, bylaw or other instrument to which GSRP is a party or by which its Property may be bound.

            13.4 Neither the nature of GSRP, nor of any of its businesses or Properties, nor any relationship between GSRP and any other Person, nor any circumstance in connection with the execution or delivery of this Second Amendment Agreement and the other documents contemplated in connection herewith, nor the operation of any Project and the sale, or offering for sale, of any Quartershare Interest of any of the Projects by GSRP, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of GSRP, as a condition of the execution, delivery or performance of this Second Amendment Agreement, the Sixth Amendment Agreement, and the other documents contemplated in connection herewith.

            13.5 GSRP will not be, on or after the date hereof, a party to any contract or agreement which restricts its right or ability to incur indebtedness under, or prohibits the execution of, or compliance with, this Second Amendment Agreement by GSRP. GSRP has not agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property constituting the Collateral, whether now owned or hereafter acquired, to be subject to a Lien other than Permitted Exceptions and all Liens in favor of TFC in respect of such Collateral remain in full force and effect.

            13.6 GSRP is not entering into this Second Amendment Agreement and the transactions contemplated hereby, and does not intend to incur any obligations hereunder or otherwise make any transfers in connection herewith, with the actual intent to hinder, delay or defraud either present or future creditors. After giving effect to the consummation of the transactions contemplated by this Second Amendment Agreement and the making of the advances contemplated hereunder (without giving effect to the Inventory Holding Cost Reserve), (a) the assets of GSRP at a fair valuation thereof on a going concern basis will not be less than its debts, (b) GSRP is not currently engaged in or about to engage in a business or transaction for which its remaining assets are unreasonably small in relation to such business or transaction, and (c) GSRP will be able to pay its respective debts as they become due. "Debt" for purposes of this Section 12.6 means any liability on a claim, and "claim" means (i) any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (ii) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured.

            13.7 After giving effect to this Second Amendment Agreement, no Default or Event of Default has occurred or is continuing, nor does any event or condition exist that would constitute a Default or an Event of Default. No material adverse change has occurred in or in respect of the Collateral or any one or more of the Projects that has not been disclosed to TFC. The Obligations continue to be Senior Debt under, and as defined in, the ASC Indenture and no default or event of default exists under such Indenture and no defaults or events of default exist under any other agreement for indebtedness for borrowed money, any financing lease or any guaranty of any of the foregoing to which GSRP is a party. GSRP has not issued and is not otherwise obligated in respect of any obligation of the Parent, American Skiing Company or any subsidiary of American Skiing Company for borrowed-money indebtedness, other than its guaranty of the ASC Indenture, which by its own terms is junior and subordinated to the Obligations.

      14. Conditions to Effectiveness. This Second Amendment Agreement shall become effective on the date (the "Second Amendment Effective Date") on which the parties hereto shall have executed this Second Amendment Agreement and each of the following conditions shall have been satisfied:

            14.1 Warranties and Representations True as of First Amendment Effective Date. The warranties and representations contained or referred to in this Second Amendment Agreement shall be true in all material respects on the Second Amendment Effective Date with the same effect as though made on and as of that date. TFC shall have received a certificate, in form and substance satisfactory to TFC, dated as of the Second Amendment Effective Date, signed by an Executive Vice-President or Vice President of GSRP and certifying that the warranties and representations of GSRP contained in this Second Amendment Agreement are true in all material respects on the Second Amendment Effective Date.

            14.2 Secretary's Certificates.

            TFC shall have received a certificate of the Secretary or any Assistant Secretary of GSRP, in form and substance reasonably satisfactory to TFC, dated as of the Second Amendment Effective Date, certifying

                  (i) the adoption by the Board of Directors of GSRP of a
            resolution authorizing GSRP to enter into this Second Amendment Agreement, the Sixth Amendment Agreement, and the transactions and instruments contemplated hereby and thereby, and

                  (ii) the incumbency and authority of, and verifying the
            specimen signatures of, the officers of GSRP authorized to execute and deliver this Second Amendment Agreement, the Sixth Amendment Agreement, the Modification Agreements (referred to below), and the other documents contemplated hereunder.

            14.3 Legal Opinion. GSRP shall have delivered to TFC a legal opinion from its General Counsel in form and substance reasonably satisfactory to the Lenders and TFC.

            14.4 Expenses. GSRP shall have paid all fees and expenses required to be paid by it pursuant to Section 6(c) of Existing SOI pursuant to invoices or other bills submitted to GSRP.

            14.5 Sixth Amendment Agreement. The Sixth Amendment Agreement shall be in full force and effect.

            14.6 Proceedings. All actions taken in connection with the execution of this First Amendment Agreement and all documents and papers relating thereto shall be satisfactory to TFC and its counsel. TFC and its counsel shall have received copies of such documents and papers as it or such counsel may reasonably request in connection therewith, all in form and substance satisfactory to TFC and its counsel.

            14.7 Other Documents.

                  (a) GSRP shall have executed and delivered to TFC


                        (A) the modification agreement to the Canyons Blanket
                  Mortgage and the Canyons Assignment of Rents, in form and substance satisfactory to TFC,

                        (C) a modification to the assignment of Free and Clear
                  Proceeds, in form and substance satisfactory to TFC (together with appropriate UCC-3 financing statements in respect thereof) and

                        (C) the Modifications, as such term is defined in the
                  Sixth Amendment Agreement and

                  (b) GSRP shall have delivered to the Administrative Agent a date-down endorsement in respect of the Steamboat Blanket Mortgage and the Canyons Blanket Mortgage and such endorsement shall show no Liens in and to the Steamboat Project or the Canyons Project other than Permitted Exceptions.

      15.   Miscellaneous.

            15.1 This Second Amendment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            15.2 This Second Amendment Agreement shall be governed by the internal laws of the State of Maine. To the extent any provision of this Second Amendment Agreement is not enforceable under applicable law, such provision shall be deemed null and void and shall have no effect on the remaining portions of this Second Amendment Agreement.

            15.3 The titles of the Sections appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "herein," "hereof," "hereunder" and "hereto" refer to this Second Amendment Agreement as a whole and not to any particular Section or other subdivision.

            15.4 All warranties, representations and covenants made by GSRP herein or in the Existing SOI or in any certificate or other instrument delivered by it or on its behalf under this Agreement or in the Existing SOI shall be considered to have been relied upon by TFC and shall survive the execution and delivery of this Second Amendment Agreement.

            15.5 Except as explicitly amended by, or otherwise provided for in, this Second Amendment Agreement , the Existing SOI, the Notes and the other Security Documents remain in full force and effect under their respective terms as in effect immediately prior to the effectiveness of this Second Amendment Agreement, and GSRP hereby affirms all of its obligations thereunder.

            15.6 This Second Amendment Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. This Second Amendment Agreement may be executed in counterpart by facsimile signature, which signatures shall be treated as, and shall have the effect of original and manually executed signatures.

            15.7 GSRP hereby releases, remises, acquits and forever discharges the Administrative Agent and TFC and their respective employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, whether known or unknown, fixed or contingent, asserted or unasserted, direct or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, arising out of or in any way connected with (a) the SOI, the Amended LSA, the Steamboat Note of TFC or the other Notes or Security Documents, as amended from time to time (including, without limitation, this Second Amendment Agreement and the Sixth Amendment Agreement), (b) the Subordinated Loan Tranche, or (c) the Instructions Regarding Cash Flow Proceeds of Collateral dated June 3, 2002 (all of the foregoing hereinafter called the "Released Matters"). GSRP hereby acknowledges that the agreements set forth in this Second Amendment Agreement are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. GSRP hereby represents and warrants to Administrative Agent and TFC that GSRP has not purported to transfer, assign or otherwise convey any of its right, title or interest in any Released Matter to any other person and that the foregoing constitutes a full and complete release of all Released Matters.

            15.8 The parties hereto agree that the Existing SOI, as amended hereby, and the Amended LSA, as amended by the Sixth Amendment Agreement, are intended to be one instrument and agreement, subject to the terms and conditions hereof and thereof.
























   [Remainder of page intentionally left blank. Next page is signature page.]

         IN WITNESS WHEREOF, the parties have executed this Second Amendment Agreement as of the day and year first above written.

GSRP:                                         TFC:

GRAND SUMMIT RESORT                           TEXTRON FINANCIAL
PROPERTIES, INC.                              CORPORATION



By: /s/William J. Fair                        By: /s/A.A.J. Duncanson
   --------------------------                     ----------------------------
  Name:  William J. Fair                          Name: Alicia-Ann J. Duncanson
  Title: CEO/President                            Title:AVP-Loan Manager




The undersigned confirms that all indebtedness of GSRP owing to the undersigned is junior and subordinate to all indebtedness of GSRP owing to TFC under the Amended SOI pursuant to that certain Subordination Agreement dated as of September 1, 1998, as amended. All of such indebtedness of GSRP owing to TFC under the Amended SOI shall qualify as "Senior Debt" under the Amended SOI.


AMERICAN SKIING COMPANY RESORT PROPERTIES, INC.



By: /s/William J. Fair
    -------------------------
    Name: William J. Fair
    Title:CEO/President

                                   Schedule 1

With respect to Section 4(a) of the Existing SOI, all representations and warranties of the Existing LSA are subject to the same exceptions and carve-outs as are set forth in the Sixth Amendment Agreement.